Exhibit 10.62

Director Compensation Program

On November 12, 2018, the Board of Directors (the “Board”) of Digital Realty Trust, Inc. (the “Company”) approved revisions to the Company’s director compensation program, effective as of November 12, 2018, as follows:

Under the revised program, each of the Company’s non-employee directors receives an annual cash retainer of $85,000 for services as a director. In addition, any non-employee director who serves as Chairman of the Board receives an annual cash retainer of $50,000 and any non-employee director who serves as Vice Chairman of the Board receives an annual cash retainer of $25,000 (in each case, in addition to the annual cash base retainer of $85,000). Directors receive annual fees for service as members (excluding chairs) on the following committees, in addition to the foregoing retainers: $15,000 for the Audit Committee; $15,000 for the Compensation Committee; and $15,000 for the Nominating and Corporate Governance Committee. The director who serves as the chair of the Audit Committee receives an annual retainer of $30,000; the director who serves as the chair of the Compensation Committee receives an annual retainer of $30,000; and the director who serves as the chair of the Nominating and Corporate Governance Committee receives an annual retainer of $25,000.

In connection with the revisions to the director compensation program, the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan, as amended, was amended to provide for revised formula grants of profits interest units of Digital Realty Trust, L.P. (or, at the election of the director, shares of the Company’s common stock (“Common Stock”)) to non-employee directors as follows:

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Pro Rata Grant. Commencing as of November 12, 2018: (i) each person who first becomes a non-employee director on a date other than the date of an annual meeting of stockholders will, on the date of such person first becoming a non-employee director, be granted a number of profits interest units equal to the product of (A) the quotient obtained by dividing (x) $165,000 by (y) the fair market value of a share of Common Stock on such date, multiplied by (B) the quotient obtained by dividing (x) 12 minus the number of months that have elapsed since the immediately preceding annual meeting of stockholders, by (y) 12; and (ii) in addition to the foregoing pro-rata grant, if applicable, each person who first becomes the Chairman of the Board on a date other than the date of an annual meeting of stockholders will, on the date of such person first becoming the Chairman of the Board, be granted a number of profits interest units equal to the product of (A) the quotient obtained by dividing (x) $100,000 by (y) the fair market value of a share of Common Stock on such date, multiplied by (B) the quotient obtained by dividing (x) 12 minus the number of whole months that have elapsed since the immediately preceding annual meeting of stockholders, by (y) 12.

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Annual Grant. Commencing as of the first annual meeting of stockholders to occur after November 12, 2018: (i) each person who first becomes a non-employee director at an annual meeting of stockholders and each person who otherwise continues to be a non-employee director immediately following such annual meeting will, on the date of such annual meeting, be granted a number of profits interest units equal to the quotient obtained by dividing (x) $165,000 by (y) the fair market value of a share of Common Stock on the date of such annual meeting; and (ii) in addition to the foregoing annual grant, each person who first becomes the Chairman of the Board at an annual meeting of stockholders or such person who otherwise continues to be the

Exhibit 10.62

Chairman of the Board immediately following such annual meeting, as applicable, will, on the date of such annual meeting, be granted a number of profits interest units equal to the quotient obtained by dividing (x) $100,000 by (y) the fair market value of a share of Common Stock on the date of such annual meeting. A director who is also an employee who subsequently incurs a termination of employment and remains on the Board will not receive a pro-rata grant, but, to the extent such director is otherwise eligible, will receive annual grants after such termination of his status as an employee.

Each annual grant and pro-rata grant made on or after November 12, 2018 will vest in full on the earlier to occur of (i) the first anniversary of the applicable date of grant, or (ii) the day before the date of the next annual meeting of stockholders following the date of grant, subject to the director’s continued service with the Company until the applicable vesting date.

Director Election Program

On November 12, 2018, the Board adopted a program, which program was subsequently amended by the Board on November 8, 2023, pursuant to which non-employee directors may elect to receive all or a portion of their cash retainers and director fees otherwise payable in cash in any combination of the following:

(1)    Cash

(2)

Fully-vested profits interest units of Digital Realty Trust, L.P., having a value (based on the Company’s closing share price on the date of grant) equal to 100% of the cash retainer and director fee amounts subject to the election.

Directors must make their elections by a specified date in the year preceding the year in which his or her cash retainers and director fees would otherwise be paid. Profits interest units awarded pursuant to elections are expected to be granted on the last trading day of each calendar quarter, unless otherwise determined by the Compensation Committee.